Exhibit 99.1
Pr e s s    Re l e a s e

Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer

AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS – OCTOBER 26, 2005, GREY WOLF, INC. ANNOUNCES RECORD OPERATING RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2005
Houston, Texas, October 26, 2005 – Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW), reported net income of $31.8 million, or $0.14 per share on a diluted basis, for the three months ended September 30, 2005 compared with net income of $5.5 million, or $0.03 per share on a diluted basis, for the third quarter of 2004. Net income for the second quarter of 2005 was $27.6 million or $0.12 per share on a diluted basis. Revenues for the third quarter of 2005 were $181.5 million compared with revenues for the third quarter of 2004 of $116.3 million.
For the nine months ended September 30, 2005, Grey Wolf reported net income of $82.5 million, or $0.37 per share on a diluted basis, on revenues of $492.8 million compared to a net loss of $2.5 million, or $0.01 per share on a diluted basis, on revenues of $295.2 million for the nine months ended September 30, 2004.
“Grey Wolf produced record results for revenue, EBITDA and net income for the second consecutive quarter supported by continued increases in dayrates and additional rigs working,” commented Tom Richards, Chairman, President and Chief Executive Officer. “We have continued to enter into term contracts at unprecedented rates and currently have 60 rigs working under such contracts. A majority of these contracts end at various times over the next twelve months providing earnings strength and an opportunity to reprice at then-current market rates.”
“Our dayrates increased an average of 10% per rig day across all rigs and market areas between the second and third quarters. Leading edge rates now range from $15,000 to $23,000 per day without fuel or top drives,” Richards added. “We expect continued improvement in our quarterly results well into 2006.”
The Company reported total earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) of $69.2 million in the third quarter of 2005, up from $61.7 million the previous quarter and $25.6 million for the third quarter of 2004. On a per-rig-day basis, EBITDA was $7,317 for the third quarter of 2005, $6,820 for the second quarter of 2005 and $2,972 for the third quarter of 2004. Turnkey EBITDA per rig day in the third quarter was $11,370, and daywork EBITDA per rig day totaled $6,896. Daywork EBITDA per rig day, which increased $774 over the second quarter of 2005, was the highest daywork EBITDA per rig day in the Company’s history exceeding the previous high in the third quarter of 2001.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 26, 2005
Grey Wolf averaged 103 rigs working in the third quarter of 2005. This compares with an average of 99 rigs working in the second quarter of 2005 and 94 rigs working during the third quarter of 2004. The Company has refurbished and reactivated four rigs under term contracts since the end of the second quarter of 2005.
The dayrate increase of $1,316 per average rig day includes approximately $500 in the third quarter related to a wage increase that was effective June 1, 2005, as those costs are contractually passed through as higher dayrates to customers.
In addition to the 60 rigs currently working under term contracts, Grey Wolf has five more rigs scheduled to go to work under term contracts by the end of the fourth quarter and one rig by the end of the first quarter of 2006. The Company has approximately 5,600 days contracted for the remainder of 2005, 15,100 days committed under term contracts in 2006 and 3,100 days in 2007.
Grey Wolf’s fleet includes 110 marketed rigs and 17 rigs available for refurbishment and reactivation as demand dictates. Work on two of the 17 rigs available for refurbishment is underway with average capital expenditures estimated to be $8.4 million per rig. These rigs are being significantly upgraded and converted from mechanical to diesel electric SCR rigs. One of these rigs is projected to go to work near the end of the fourth quarter of 2005 with the second commencing operations by the end of the first quarter of 2006. The reactivation of these two rigs will increase the marketed rig fleet to 112. Both rigs being refurbished will go to work under term contracts expected to recover, in the aggregate, all of the incremental capital expended in their redeployment. The Company has identified three additional rigs for refurbishment and has or is in the process of obtaining the long-lead time items necessary to refurbish these identified rigs. The Company is currently seeking long-term contracts for these rigs.
Capital expenditures were $36.8 million in the third quarter of 2005. Based upon the current refurbishment plans, capital expenditures for 2005 are currently projected to be $140.0 million to $145.0 million. This projection is subject to the number of rigs returned to service during 2005 and purchasing long-lead time equipment in 2005 for use in 2006.
As had been previously reported, the Company has three rigs located in Southern Louisiana that were not accessible for a period of time due to flooding after Hurricane Rita. The Company has since been able to return to the drilling locations for these three rigs and assess the damage. Two of the rigs have returned to service. Equipment on the other rig is being replaced or restored, and it is expected that this rig will return to work in the next week. The Company’s third quarter results included minimal expenses related to Hurricanes Katrina and Rita. Management expects the fourth quarter results of the Company to include approximately $0.4 million of expenses and $0.4 million of capital expenditures related to these storms.
An estimate of results for the fourth quarter of 2005 has been prepared based on anticipated levels of activity and dayrates. During the fourth quarter of 2005, the Company expects to average 106 rigs working and to generate EBITDA of approximately $75.2 million. The Company expects depreciation expense of approximately $16.2 million and interest expense of approximately $3.2 million in the fourth quarter of 2005. Net income per share is expected to be

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. -– PRESS RELEASE -– OCTOBER 26, 2005
approximately $0.16 on a diluted basis, using a tax rate of approximately 37% based upon the expected net income of $35.1 million.
Grey Wolf has scheduled a conference call October 27, 2005 at 9:00 a.m. CT to discuss third quarter 2005 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (800) 263-9150 domestically or (212) 271-4614 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21263830. A replay of the conference call will be available by telephone from 11:00 a.m. CT on October 27, 2005 until 11:00 a.m. CT on October 29, 2005. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21263830. The call will be available for replay through the Grey Wolf website for approximately two weeks after its conclusion.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding improvement in our quarterly results, demand for the Company’s services, spending by customers, the availability and financial terms of term contracts, fourth quarter 2005 rig activity, dayrates and financial results, projected net income and net income per share, projected EBITDA, projected tax rate, projected interest expense, expected rig refurbishment schedule and costs, expected uses of our cash flow from operations, the sufficiency of our capital resources and liquidity, projected depreciation and capital expenditures in 2005. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions and the overall level of drilling activity in our market areas. Please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a total drilling rig fleet of 127.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 26, 2005

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In thousands, except per share amounts)
	(Unaudited)
Revenues	$181,523	$116,290	$492,830	$295,240
Costs and expenses:
Drilling operations	109,027	87,493	298,548	234,539
Provision for doubtful accounts	—	—	250	—
Depreciation and amortization	15,676	14,271	44,810	41,334
General and administrative	4,206	3,378	11,685	9,685
(Gain) loss on the sale of assets	73	(51)	(5)	(69)

Total costs and expenses	128,982	105,091	355,288	285,489

Operating income (loss)	52,541	11,199	137,542	9,751
Other income (expense):
Interest income	1,030	174	2,186	510
Interest expense	(2,910)	(2,200)	(8,330)	(12,274)

Other income (expense), net	(1,880)	(2,026)	(6,144)	(11,764)

Net income (loss) before income taxes	50,661	9,173	131,398	(2,013)
Income taxes expense (benefit):
Current	(1,724)	—	2,645	—
Deferred	20,606	3,711	46,297	438

Total income tax expense (benefit)	18,882	3,711	48,942	438

Net income (loss) applicable to common shares	$31,779	$5,462	$82,456	$(2,451)

Net income (loss) per common share:(1)
Basic	$0.17	$0.03	$0.43	$(0.01)

Diluted	$0.14	$0.03	$0.37	$(0.01)

Weighted average common shares outstanding:
Basic	191,939	186,966	191,010	184,840

Diluted	236,008	188,748	235,103	184,840

	Three Months Ended
	September 30,
	2005	2004
Number of Marketed Rigs	108	98

Average Rigs Working:
Ark-La-Tex	20	22
Gulf Coast	25	20
South Texas	29	28
Rocky Mountain	14	14
Mexico	1	1
West Texas	14	9

Total Average Rigs Working (2)	103	94

(1)	Please see “Computation of Earnings Per Share” included in this release.

(2)	For the week ending October 20, 2005, we averaged 105 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 26, 2005
Operating data comparison for the three months ended September 30, 2005 and 2004.

	Three Months Ended			Three Months Ended
	September 30, 2005			September 30, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	8,574	890	9,464	7,760	870	8,630

Contract drilling revenue	$142,937	$38,586	$181,523	$88,923	$27,367	$116,290
Drilling operating expenses	(80,857)	(28,170)	(109,027)	(67,727)	(19,766)	(87,493)
General and administrative expenses	(3,822)	(384)	(4,206)	(3,059)	(319)	(3,378)
Interest income	933	97	1,030	158	16	174
Gain (loss) on sale of assets	(63)	(10)	(73)	46	5	51

EBITDA	$59,128	$10,119	$69,247	$18,341	$7,303	$25,644

Average per rig day worked:
Contract drilling revenue	$16,671	$43,355	$19,180	$11,459	$31,460	$13,476
EBITDA	6,896	11,370	7,317	2,364	8,395	2,972

(1)	Turnkey operations include the results from turnkey and footage contracts.

Operating data comparison for the nine months ended September 30, 2005 and 2004.

	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	24,907	2,431	27,338	19,554	2,832	22,386

Contract drilling revenue	$386,113	$106,717	$492,830	$208,451	$86,789	$295,240
Drilling operating expenses	(223,215)	(75,583)	(298,798)	(164,678)	(69,861)	(234,539)
General and administrative expenses	(10,676)	(1,009)	(11,685)	(8,594)	(1,091)	(9,685)
Interest income	2,001	185	2,186	446	64	510
Gain (loss) on sale of assets	9	(4)	5	61	8	69

EBITDA	$154,232	$30,306	$184,538	$35,686	$15,909	$51,595

Average per rig day worked:
Contract drilling revenue	$15,502	$43,898	$18,027	$10,660	$30,647	$13,189
EBITDA	6,192	12,466	6,750	1,825	5,618	2,305

(1)	Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 26, 2005
Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares
(in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	December 31,	September 30,	June 30,	September 30,	September 30,	September 30,
	2005 (projected)	2005	2005	2004	2005	2004
Earnings before interest expense, taxes, depreciation, and amortization	$75,209	$69,247	$61,706	$25,644	$184,538	$51,595
Depreciation and amortization	(16,200)	(15,676)	(14,832)	(14,271)	(44,810)	(41,334)
Interest expense	(3,150)	(2,910)	(2,821)	(2,200)	(8,330)	(12,274)
Total income tax (expense)/benefit	(20,808)	(18,882)	(16,420)	(3,711)	(48,942)	(438)

Net income (loss) applicable to common shares	$35,051	$31,779	$27,633	$5,462	$82,456	$(2,451)

	September 30,	December 31,
	2005	2004
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$131,774	$71,710
Restricted cash	773	758
Other current assets	177,155	106,212

Total current assets	309,702	178,680
Net property and equipment	491,156	437,330
Other assets	18,432	19,866

Total assets	$819,290	$635,876

Current liabilities	$87,185	$60,584
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	8,254	7,509
Deferred income taxes	117,946	55,301
Shareholders’ equity	330,905	237,482

Total liabilities and equity	$819,290	$635,876

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — OCTOBER 26, 2005
Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Numerator:
Net income (loss)	$31,779	$5,462	$82,456	$(2,451)
Add interest expense on contingent convertible senior notes, net of related tax effects (1)	1,703	—	4,821	—

Adjusted net income (loss) – diluted	$33,482	$5,462	$87,277	$(2,451)

Denominator:
Weighted average number of shares outstanding – basic	191,939	186,966	191,010	184,840

Effect of dilutive securities: (1)
Options – treasury stock method	1,562	1,782	1,603	—
Restricted stock	50	—	33	—
Contingent convertible senior notes	42,457	—	42,457	—

Weighted average common shares outstanding – diluted	236,008	188,748	235,103	184,840

Earnings (loss) per share:
Basic	$0.17	$0.03	$0.43	$(0.01)

Diluted	$0.14	$0.03	$0.37	$(0.01)

(1)	For periods where amounts are not shown, the appropriate security was either not outstanding or was not dilutive. Please see our latest 10-Q for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com